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                                                       EXHIBIT 4.1

                             STOCK PURCHASE WARRANT



                    THREE HUNDRED THOUSAND (300,000) WARRANTS
                           TO PURCHASE COMMON STOCK OF
                               JAVA CENTRALE, INC.



     THIS WARRANT IS TO CERTIFY THAT JAVA CENTRALE, INC., a California corporation (the "Company") has, effective as of the execution date indicated below, authorized the issuance to ARTISTIC LICENSE, INC., a California corporation, ("ALI"), of rights to purchase (the "Warrants") an aggregate of Three Hundred Thousand (300,000) fully-paid and non-assessable shares of the no par value Common Stock of the Company (the "Warrant Shares"), on the basis of one Share for each Warrant, exercisable at any time prior to 5:00 PM, California time, on June 30, 2000 (the "Expiration Time"), at the principal office of the Company, on payment of the price per Share specified in Section 2 of this Warrant and subject to the terms and conditions governing this Warrant hereinafter expressed.

     THIS IS TO CERTIFY ALSO THAT, for value received, the Company agrees, subject to the terms and conditions hereinafter expressed, to sell and deliver to ALI 300,000 fully-paid and nonassessable Warrants.

     This Warrant is nontransferable, shall be subject to all of the terms hereof as set forth below, and shall become void, and terminate and lapse, at the Expiration Time, after which this Warrant shall be of no further force nor effect.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the undersigned, duly authorized thereunto.

          DATED as of July 11, 1996.


                                   JAVA CENTRALE, INC.



                                   By: /S/ GARY C. NELSON
                                       ----------------------
                                        Gary C. Nelson
                                        Its President


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                        WARRANTS TO PURCHASE COMMON STOCK


     The terms and conditions with respect to the holding and exercise of these Stock Purchase Warrants are as follows.


     1.   NUMBER OF SHARES ACQUIRABLE UPON EXERCISE; CERTAIN ADJUSTMENTS.


          (a) ALI shall be initially entitled to receive, upon exercise hereof, up to Three Hundred Thousand (300,000) shares of the Company's Common Stock, subject, however, to adjustment as provided below.

          (b) If, following the date hereof and prior to the Expiration Time (as defined below), the outstanding shares of the Company's Common Stock shall be increased or decreased through a stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which any remaining unexercised Warrants may be exercised. By way of example only, if the Company should undergo a one-for-two reverse stock split of its outstanding shares of Common Stock prior to the exercise of any such warrants, the number of shares for which the Warrants may be exercised would thereupon decrease to 150,000 shares.

          (c) Any increase or decrease in the number of shares obtainable through the exercise of the Warrants shall become effective immediately following the effective time of the stock split or consolidation causing such increase or decrease, or in the case of an increase required by a stock dividend, shall become effective as of the payment or distribution date of such dividend.

          (d) No fractional shares of stock shall be issued or made available under the this Warrant on account of any such adjustment, and fractional share interests shall be disregarded.


     2.   EXERCISE PRICE.

          (a) The Exercise Price for the Warrant Shares shall be equal to the lowest closing sale price recorded on the National Association of Securities Dealers, Inc. Automated Quotation System, Small-Cap Market, for the Company's Common Stock on any trading day which falls (i) at least one (1) day prior to the date on which notice of exercise of such Warrants is sent to the Company as provided in Section 3, below, and (ii) between the date hereof and April 30, 1997.

          (b) Subject to all of the other terms of this Warrant, ALI may purchase any or all of the Warrant Shares at any time during the term of this Warrant; PROVIDED, HOWEVER, that any

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subsequent fluctuation in the closing sales prices of the Company's Common Stock shall not affect any prior sale or sales.

     3.   METHOD OF EXERCISE.   ALI may exercise its right to purchase Warrant
Shares pursuant to this Warrant at any time prior to the Expiration Time, by (a) completing in the manner indicated, and executing, the attached Subscription Form for that number of Warrant Shares which it is entitled, and desires, to purchase; (b) surrendering the Warrant to the Company at its principal place of business in Sacramento, California; and (c) paying the appropriate purchase price for the Warrant Shares (rounded to the nearest whole cent), by cash, money order, bank draft, or certified check, payable to the Company at its principal place of business in Sacramento, California. Upon such surrender and payment, the Company will issue to ALI the number of Warrant Shares so subscribed for.


     4.   EFFECT OF EXERCISE.   Upon surrender of this Warrant and due payment
of the exercise price, the Company will issue to ALI the number of shares of Common Stock subscribed for, and ALI will be a shareholder of the Company in respect of such Common Stock as of the date on which the shares representing such Common Stock are issued by the Company's Transfer Agent and Registrar.


     5. NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE. No person or entity shall be considered to be a shareholder of the Company for any purpose until the exercise of the Warrant as provided herein and the due and formal issuance of Warrant Shares by the Company's Transfer Agent and Registrar thereupon.


     6. NO RIGHTS AFTER THE EXPIRATION TIME. Nothing contained in this Warrant, or in any instrument evidencing the Warrant, shall confer on any person or entity any right to subscribe for or purchase, after the Expiration Time, any security of or issued by the Company. From and after the Expiration Time, this Warrant and all rights hereunder shall be valueless, unexercisable, void, and of no further force or effect.


     7. NONTRANSFERABILITY. This Warrant is not and shall not be transferrable, and any attempt to sell, assign, transfer, hypothecate, or otherwise convey or encumber any interest herein shall be void. The Company shall have no obligation to recognize, give effect to, or cause to be reflected on the official records of the Company any sale, assignment, transfer, hypothecation, or other conveyance or encumbrance of this Warrant, or any interest herein, or any attempted exercise, division, or subdivision of this Warrant, in violation of any provision hereof.

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     8.   SUBDIVISION.   This Warrant may be divided and subdivided into two or
more certificates, evidencing the total number of Warrants provided herein, upon written demand therefor delivered to the Company. This Warrant may be exercised for all or any part of the Warrant Shares, and in such event the Company shall issue a new Warrant Certificate, evidencing the balance of the Warrant Shares not previously subscribed for. Notwithstanding the foregoing sentences, however, no Warrant Certificate shall be issued, and no exercise of a Warrant shall be permitted, involving any fraction of one Share.


     9.   MISCELLANEOUS.

          (a) This Warrant shall be governed by and construed in accordance with the internal laws of the State of California, without reference to the choice of laws provisions thereof.

          (b) The captions set forth in this Warrant are for convenience only, and shall not be used in the construction hereof.

          (c) If this Warrant, or any paragraph, sentence, term, or provision hereof, is invalidated on any ground by any court of competent jurisdiction, the remainder hereof shall, notwithstanding such invalidation, remain in full force in effect, and each other provision of this Warrant shall thereafter be construed and enforced in such a manner as to give the fullest possible effect to the intention and purposes expressed herein.


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                               JAVA CENTRALE, INC.


                            WARRANT SUBSCRIPTION FORM
                Stock Purchase Warrants dated as of July 11, 1996


TO:  Java Centrale, Inc.
     ATTENTION: Chief Financial Officer
     1610 Arden Way, Suite 145
     Sacramento, CA 95815

               RE:  Exercise of Stock Purchase Warrants

     Pursuant to the terms of that certain Stock Purchase Warrant, dated as of July 11, 1996 (the "Warrant"), which Warrant is attached to this Subscription Form, the undersigned Artistic License, Inc. hereby subscribes for _____ whole shares of the Company's no par value Common Stock, at a price of $______ per share as may be applicable in accordance with the terms of the Warrant.

     TOTAL SUBSCRIPTION PRICE: $_______________


     The undersigned hereby directs and requires that the shares of Common Stock being subscribed for hereby be issued and delivered as follows:

     Full Name of Shareholder:     Artistic License, Inc.

     Full Address:  _______________________________________________
               _______________________________________________
               _______________________________________________

Number of Shares for Which Subscribed:  ___________________________

DATED: _____________

                                   ARTISTIC LICENSE, INC.

                                   By:__________________________
                                      __________________________
                                      Its_______________________



                        (IMPORTANT: SEE NOTE ON REVERSE)

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     NOTE:  This Subscription Form must be signed and accompanied by payment to
Java Centrale, Inc., in full, of the appropriate subscription price, in cash or by money order, bank draft, or certified check, payable to the Company at its principal place of business in Sacramento, California, and must be received by the Company prior to 5:00 PM, California time, on June 30, 2000 (the "Expiration Time"), after which time all rights represented by the attached Stock Purchase Warrant will expire.

     JAVA CENTRALE, INC. ACCEPTS NO RESPONSIBILITY FOR THE DELIVERY TO IT OF THIS SUBSCRIPTION FORM OR THE ACCOMPANYING STOCK PURCHASE AGREEMENT. SUFFICIENT TIME SHOULD BE ALLOWED FOR THE DELIVERY OF THESE DOCUMENTS PRIOR TO THE EXPIRATION TIME.

     Upon surrender of this Subscription Form and the Stock Purchase Warrant, and payment of the subscription price as provided therein, the Company will issue the number of shares of Common Stock subscribed for, and Artistic License, Inc. will thereupon become a shareholder of the Company. If a lesser number of shares is subscribed for than the number of shares described in the Stock Purchase Warrant, the Company shall issue a further Stock Purchase Warrant in respect of the unsubscribed shares of Common Stock not subscribed for hereby.



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